Exhibit 4.1

COMMON SHARE PURCHASE WARRANT INDENTURE

TERRANE METALS CORP.

- AND -

PACIFIC CORPORATE TRUST COMPANY

Providing for the issue

of up to 18,178,750 Common Share Purchase Warrants

June 21, 2007

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2

1.1	Definitions	2
1.2	Meaning of “outstanding” for Certain Purposes	5
1.3	Day not a Business Day	6
1.4	Words Importing the Singular	6
1.5	Time of the Essence	6
1.6	Interpretation not Affected by Headings, etc.	6
1.7	Applicable Law	6
1.8	Warrant Indenture Legislation	6
1.9	Severability	7
1.10	Entire Agreement	7
1.11	Currency	7

ARTICLE 2 ISSUE OF WARRANTS		7

2.1	Creation and Issue of Warrants	7
2.2	Form and Terms of Warrant Certificates	7
2.3	Issue of Warrant Certificates	8
2.4	Warrantholder not a Shareholder	8
2.5	Execution of Warrant Certificates	8
2.6	Certification by Warrant Agent	8
2.7	Exchange of Warrant Certificates	9
2.8	Issue in Substitution for Lost Certificates	9
2.9	Registration and Transfer of Warrants	9
2.10	Enforcement of Rights of Warrantholders	11
2.11	Warrants to Rank Pari Passu	12
2.12	Notice to Warrantholders	12
2.13	Notice to the Company or the Warrant Agent	12
2.14	Transfer Restrictions and Legends	14
2.15	Reliance by the Warrant Agent	17

ARTICLE 3 EXERCISE OF WARRANTS		17

3.1	Method of Exercise of Warrants	17
3.2	Effect of the Exercise of Warrants	19
3.3	Partial Exercise of Warrants	19
3.4	Cancellation of Warrants	19
3.5	Expiration of Warrants	20
3.6	Adjustment of the Exercise Price and Subscription Rights	20
3.7	Adjustment Rules for Exercise Price	25
3.8	Postponement of Issue of Shares, etc.	26
3.9	Notice of Certain Events	27
3.10	No Fractional Shares	27
3.11	Reclassification, Reorganizations, etc.	28

ARTICLE 4 COVENANTS OF THE COMPANY		29

4.1	General Covenants	29
4.2	Securities Qualification Requirements	31
4.3	Warrant Agent’s Remuneration and Expenses	31
4.4	Notice to Warrantholders of Certain Events	31
4.5	Closure of Share Transfer Books	32
4.6	Performance of Covenants by Warrant Agent	32
4.7	Representation and Warranty	33

ARTICLE 5 MEETINGS OF WARRANTHOLDERS		33

5.1	Right to Convene Meeting	33
5.2	Notice	33
5.3	Chairman	33
5.4	Quorum	34
5.5	Power to Adjourn	34
5.6	Show of Hands	34
5.7	Poll	34
5.8	Voting	35
5.9	Persons Entitled to be Present	35
5.10	Regulations	35
5.11	Certain Powers Exercisable by Extraordinary Resolution	36
5.12	Definition of “Extraordinary Resolution”	37
5.13	Resolutions Binding on all Warrantholders	38
5.14	Holdings by Company Disregarded	38
5.15	Minutes	38
5.16	Powers Cumulative	38
5.17	Instruments in Writing	38

ARTICLE 6 SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES		39

6.1	Provision for Supplemental Indenture for Certain Purposes	39
6.2	Successor Companies	39
6.3	Successor Body Corporate Substituted	40

ARTICLE 7 CONCERNING THE WARRANT AGENT		40

7.1	Rights and Duties of Warrant Agent	40
7.2	Evidence, Experts and Advisors	41
7.3	Documents, Moneys, etc. Held by Warrant Agent	42
7.4	Action by Warrant Agent to Protect Interests	42
7.5	Warrant Agent not Required to give Security	43
7.6	Protection of Warrant Agent	43
7.7	Replacement of Warrant Agent	44
7.8	Conflict of Interest	45
7.9	Acceptance of Appointment	46
7.10	Accounts	46

ARTICLE 8 GENERAL		46

8.1	Satisfaction and Discharge of Indenture	46
8.2	Sole Benefit of Parties and Warrantholders	47
8.3	Discretion of Directors	47
8.4	Privacy	47
8.5	Counterparts and Formal Date	48

SCHEDULE “A”
FORM OF WARRANT CERTIFICATE
SCHEDULE “B”
FORM OF U.S. PURCHASER LETTER

ii

THIS COMMON SHARE PURCHASE WARRANT INDENTURE is made as of the 21st day of June, 2007.

BETWEEN:

TERRANE METALS CORP., a company existing under the laws of British Columbia

(hereinafter the “Company”)

AND:

PACIFIC CORPORATE TRUST COMPANY, a trust company incorporated under the laws of British Columbia and duly authorized to carry on business in the Province of British Columbia

(hereinafter the “Warrant Agent”).

RECITALS

WHEREAS:

A.                                                                                  The Company may issue up to 18,178,750 Warrants under this Indenture pursuant to the Offering of Units and Flow-Through Shares;

B.                                                                                  Each whole Warrant will be exercisable to acquire one Share at the Exercise Price at any time before the Warrant Expiry Time on the Warrant Expiry Date on the terms and conditions set forth herein;

C.                                                                                  The Company is duly authorized to create and issue the Warrants to be issued as herein provided;

D.                                                                                  The Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of the persons who become Warrantholders; and

E.                                                                                   The foregoing recitals A, B and C are made as representations and statements of fact by the Company and not by the Warrant Agent.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Company hereby appoints the Warrant Agent as warrant agent, for the Warrantholders, to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants from time to time issued pursuant to this Indenture and the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1                                                                               Definitions

In this Indenture and in the Warrant Certificates:

“1933 Act” means the United States Securities Act of 1933, as amended;

“Accredited Investor” means an “accredited investor” as that term is defined in Rule 501 of Regulation D;

“Applicable Legislation” means the provisions of the Business Corporations Ac (British Columbia), as from time to time amended, and any statute of Canada or a province thereof, and the regulations and rules under any such named or other statute relating to warrant indentures or the rights, duties or obligations of corporations and warrant agents under warrant indentures as are from time to time in force and applicable to this Indenture;

“auditors” of the Company means a chartered accountant or firm of chartered accountants as may be duly appointed as auditor of the Company from time to time;

“business day” means a day that is not a Saturday, Sunday or civic or statutory holiday in the City of Vancouver, British Columbia;

“Closing Date” means June 21, 2007, being the date of closing of the Offering;

“Convertible Securities” means securities of the Company or any other issuer that are convertible into or exchangeable or exercisable for or otherwise carry the right to acquire Shares, and “Convertible Security” means any one of them;

“Corporate Reorganization” has the meaning ascribed thereto in Section 3.6(7);

“Current Market Price”, at any date, means the volume weighted average trading price per Share at which the Shares have traded on the Exchange or such other stock exchange which constitutes the principal trading market (by volume) for the Shares during the twenty consecutive trading days before such date, and the volume weighted average trading price shall be determined by dividing the aggregate sale price of all Shares sold on the Exchange or market, as the case may be, during the twenty consecutive trading days by the total number of Shares so sold.  Whenever the Current Market Price is required to be determined hereunder, the Company shall deliver to the Warrant Agent a certificate of an officer specifying such Current Market Price and setting out the details of its calculation.  In the event of any subsequent dispute as to the determination of the Current Market Price, the Company’s auditors shall make such determination which, absent manifest error, shall be binding for all purposes hereunder;

“Date of Issue” means the date hereof, notwithstanding that Warrants may be issued and countersigned later than the date hereof;

“Director” means a director of the Company from time to time and reference without more to action by the Directors shall mean action by the Directors as a board or by any authorized committee thereof;

“dividends” means dividends (payable in cash or in securities, property or assets of equivalent value) declared payable on the Shares;

“Exchange” means the TSX Venture Exchange, or if the Shares are not listed on that exchange, such other stock exchange or quotation system on which the Shares may then be listed as may be selected for such purpose by the directors of the Company or, if the Shares are not then listed on any stock exchange then on the over-the-counter market;

“Exercise Price” means $0.85 per Share, as adjusted in accordance with the terms of this Indenture, from time to time;

“Extraordinary Resolution” means an extraordinary resolution of Warrantholders as defined in Section 5.12 and includes a written instrument signed by Warrantholders pursuant to the provisions of Section 5.17;

“Flow-Through Shares” means the 6,250,000 common shares of the Company issued the date hereof, issued on a flow-through basis;

“Offering” means the public offering of up to 30,800,000 Units and 6,250,000 Flow-Though Shares of the Company by way of short form prospectus in certain Provinces of Canada, and by way of private placement in the United States;

“Original U.S. Purchaser” means an Institutional Accredited Investor that purchased the Warrants in the United States directly from the U.S. registered broker-dealer affiliate of one of the Underwriters in a purchase of Units made pursuant to the Underwriting Agreement;

“person” means an individual, a corporation, a partnership, a government or any department, agency or instrumentality thereof, a joint venture, a trust, a trustee, an estate, an unincorporated organization and the heirs, executors, administrators or other legal representatives of an individual; and pronouns and other words importing persons have a similarly extended meaning;

“Qualifying Jurisdictions” means the Provinces of British Columbia, Alberta, Manitoba and Ontario and the United States, and other jurisdictions which are agreed to by the Company and the Underwriters;

“Regulation D” means Regulation D under the 1933 Act;

“Regulation S” means Regulation S under the 1933 Act;

“Securities Commissions” means, collectively, the securities commissions or other securities regulatory authorities under the applicable Securities Laws of each of the Canadian Qualifying Jurisdictions;

“Securities Laws” means, collectively, the applicable securities laws of each of the Canadian Qualifying Jurisdictions and the respective regulations made and forms prescribed thereunder together with all applicable published policy statements, rules, instruments, blanket orders and rulings of the Securities Commissions;

“Shares” means the common shares without par value in the capital of the Company as constituted on the date hereof, provided that in the event of any adjustment pursuant to Article 3, “Shares” will thereafter mean the shares or other securities or property resulting from such adjustment that a Warrantholder is entitled to acquire on exercise of a Warrant after the adjustment;

“Shareholder” means an owner of record of one or more Shares or shares of any other class or series of the Company;

“Share Reorganization” has the meaning ascribed thereto in Section 3.6(2);

“Subsidiary” means a corporation, a majority of the outstanding voting shares of which is owned, directly or indirectly, by the Company, or by one or more Subsidiaries of the Company and, as used in this definition, “voting shares” means shares of a class or classes ordinarily entitled to vote for the election of a majority of the directors of a corporation irrespective of whether or not shares of any other class or classes shall have or might have the right to vote for directors by reason of the happening of any contingency, whether or not such contingency shall have happened;

“this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this instrument  and include any and every instrument supplemental or ancillary hereto or in implementation hereof and the expressions “article”, “section”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Indenture;

“Time of Exercise” means the time that surrender of the Warrant Certificate, the Warrant Exercise Form (attached hereto as part of Schedule “A”) and payment of the Exercise Price is effected by a Warrantholder according to the provisions of Section 3.1 hereof;

“trading day” means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business and with respect to the over-the-counter market means a day on which the TSX Venture Exchange is open for the transaction of business;

“Underwriters” means Canaccord Capital Corporation, Genuity Capital Markets, Haywood Securities Inc. and Blackmont Capital Inc;

“Underwriting Agreement” means the underwriting agreement dated May 23, 2007 between the Company and the Underwriters;

“Units” means the units issued pursuant to the Offering at the purchase price of $0.65 per Unit, each Unit consisting of one Share and one-half of one Warrant;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Person” means a U.S. person as that term is defined in Regulation S under the 1933 Act;

“Warrant Agent” means Pacific Corporate Trust Company or any lawful successor thereto from time to time under this Indenture;

“Warrant Certificate” means a certificate substantially in the form specified in Schedule “A” hereto evidencing one or more Warrants;

“Warrant Exercise Form” means the exercise form forming part of each Warrant Certificate as more particularly described in Section 3.1(3) hereof;

“Warrant Expiry Date” means the date that is five years after the Closing Date;

“Warrant Expiry Time” means 4:30 p.m. (Vancouver time) on the Warrant Expiry Date;

“Warrantholder”, “holder” or “holder of Warrants” means with respect to the Warrants, a person entered on the register to be maintained under Section 2.9 as the registered holder of a Warrant for the time being; and

“Warrants” means the share purchase warrants of the Company issued and countersigned hereunder and for the time being outstanding, each exercisable into one Share upon due exercise and payment of the Exercise Price.

1.2                                                                               Meaning of “outstanding” for Certain Purposes

Every Warrant represented by a Warrant Certificate countersigned and delivered by the Warrant Agent hereunder shall be deemed to be outstanding until the Warrant Expiry Time, or until such Warrant Certificate shall be surrendered to the Warrant Agent upon the exercise thereof pursuant to Article 3, provided however that:

(a)                                  a Warrant which has been partially exercised shall be deemed to be outstanding only to the extent of the unexercised part of the Warrant;

(b)                                 where a Warrant Certificate has been issued in substitution for a Warrant Certificate which has been lost, stolen or destroyed, the Warrants represented by only one of them shall be counted for the purpose of determining the number of Warrants outstanding; and

(c)                                  for the purpose of any provision of this Indenture entitling holders of outstanding Warrants to vote, sign consents, requests or other instruments or take any other action under this Indenture, Warrants owned legally or equitably by the Company or any Subsidiary thereof shall be disregarded, except that:

(i)                                     for the purpose of determining whether the Warrant Agent shall be protected in relying on any such vote, consent, request or other instrument or other action, only the Warrants of which the Warrant Agent has notice that they are so owned by the Company or any Subsidiary shall be so disregarded; and

(ii)                                  Warrants so owned which have been pledged in good faith other than to the Company or any Subsidiary thereof shall not be so disregarded if the pledgee shall establish to the satisfaction of the Warrant Agent the pledgee’s right to vote the Warrants in his discretion free from the control of the Company or any Subsidiary thereof, as the case may be, and the terms of the pledge thereof as to the right to vote shall govern.

1.3                                                                               Day not a Business Day

If the day on or before which any action (other than the exercise of a Warrant) would otherwise be required to be taken or is contemplated to commence hereunder is not a business day, that action will be required to be taken and such procedure will commence on or before the requisite time on the next succeeding day that is a business day.

1.4                                                                               Words Importing the Singular

Words importing the singular include the plural and vice versa and words importing a particular gender include all genders.

1.5                                                                               Time of the Essence

Time shall be of the essence in this Indenture and in the Warrant Certificates.

1.6                                                                               Interpretation not Affected by Headings, etc.

The division of this Indenture into Articles, and Sections and subsections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.7                                                                               Applicable Law

This Indenture and the Warrant Certificates shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

1.8                                                                               Warrant Indenture Legislation

(1)                                  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement will prevail.

(2)                                  Each of the Company and the Warrant Agent will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.

1.9                                                                               Severability

In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, all of which shall remain in full force and effect.

1.10                                                                        Entire Agreement

This Indenture constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreement by or among the parties in connection with the entering into of this Indenture or the subject matter hereof except as specifically set forth herein.

1.11                                                                        Currency

Unless otherwise stated, all dollar amounts referred to in this Indenture are references to Canadian dollars.

ARTICLE 2
ISSUE OF WARRANTS

2.1                                                                               Creation and Issue of Warrants

(1)                                  A total of 18,178,750 Warrants are hereby created and authorized to be issued.

(2)                                  Subject to adjustment as provided in this Indenture, each Warrant issued hereunder will entitle the holder thereof to purchase one Share at any time from and after the Date of Issue of the Warrant to and including the Warrant Expiry Time upon payment of the Exercise Price.

2.2                                                                               Form and Terms of Warrant Certificates

Warrant Certificates shall be substantially in the form set out in Schedule “A” hereto with such additions, variations or omissions as may be permitted by the provisions of this Indenture or may from time to time be agreed upon between the Company and the Warrant Agent and shall be numbered in the manner as the Company, with the approval of the Warrant Agent, may prescribe. No Warrant Certificates representing fractional Warrants will be issued under this Indenture, and any fractional Warrants will be rounded down to the nearest whole Warrant.

2.3                                                                               Issue of Warrant Certificates

Warrant Certificates to be issued and delivered from time to time under this Indenture shall be executed by the Company and countersigned by the Warrant Agent pursuant to or upon the written order of the Company, without the Warrant Agent receiving any consideration therefor, except as otherwise provided herein.

2.4                                                                               Warrantholder not a Shareholder

Nothing in this Indenture or in the ownership of a Warrant evidenced by a Warrant Certificate, or otherwise, will be construed as conferring on a Warrantholder any right or interest whatsoever as a Shareholder of the Company, including but not limited to any right to vote at, to receive notice of, or to attend, any meeting of Shareholders or any other proceeding of the Company or any right to receive any dividend or other distribution.

2.5                                                                               Execution of Warrant Certificates

Warrant Certificates shall be signed by any one director or officer of the Company manually or the signature of such director or officer may be engraved, lithographed or printed in facsimile and shall be dated the Date of Issue.  Notwithstanding that any of the persons whose signature appears on any Warrant Certificates as one of the officers or directors may no longer, before the certification and delivery of the Warrant Certificate, hold the official capacity in which he signed, any Warrant Certificate signed as aforesaid shall be valid and binding upon the Company when the Warrant Certificate has been countersigned by the Warrant Agent in accordance with Section 2.6 and the registered holder thereof shall be entitled to the benefits of this Indenture.

2.6                                                                               Certification by Warrant Agent

(1)                                  No Warrant Certificate shall be issued, or if issued, shall be valid or entitle the holder to the benefit hereof until it has been countersigned by the Warrant Agent by being countersigned by or on behalf of the Warrant Agent and the countersignature upon any Warrant Certificate shall be conclusive evidence as against the Company that the Warrant Certificate so countersigned has been duly issued hereunder and is a valid obligation of the Company, and that the holder is entitled to the benefit hereof.

(2)                                  The countersigning by or on behalf of the Warrant Agent on any Warrant Certificate issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of the Warrants and the Warrant Agent shall in no respect be liable or answerable for the use made of any Warrant Certificate or of the consideration therefor, except as otherwise specified herein. The countersignature of or on behalf of the Warrant Agent shall, however, be a representation and warranty by the Warrant Agent that the Warrant Certificate has been duly countersigned by or on behalf of the Warrant Agent pursuant to the provisions of this Indenture.

2.7                                                                               Exchange of Warrant Certificates

The holder of a Warrant Certificate may at any time after the date of issue thereof and before the Warrant Expiry Time, upon surrender thereof to the Warrant Agent at its principal transfer office in the City of Vancouver or at any other place that is designated by the Company with the approval of the Warrant Agent, exchange the same for one or more Warrant Certificates entitling the holder to subscribe in the aggregate for the same number of Shares for which the holder may subscribe under the surrendered Warrant Certificate. On each exchange the Warrant Agent may levy a charge sufficient to reimburse it for any tax or other governmental charge required to be paid, which shall be paid by the party requesting the exchange, and, in addition, a reasonable charge for every Warrant Certificate issued upon the exchange and such additional charge may be made to the Company, as a condition precedent thereto. The Company shall execute and the Warrant Agent shall countersign in accordance with Sections 2.5 and 2.6 all Warrant Certificates necessary to carry out exchanges contemplated herein.

2.8                                                                               Issue in Substitution for Lost Certificates

(1)                                  If a Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Company, subject to applicable law and subject to subsection (2), will issue and thereupon the Warrant Agent will countersign and deliver a new certificate of like denomination, date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of the mutilated certificate or in lieu of and in substitution for the lost, destroyed or stolen certificate, and the substituted Warrant Certificate shall entitle the holder thereof to the same rights and benefits and will bear the same legends, if any, as the certificate being replaced and shall rank equally in accordance with its terms with all other Warrant Certificates issued or to be issued hereunder.

(2)                                  The applicant for the issue of a new certificate pursuant to this section will bear the cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof:

(a)                                  furnish to the Company and the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the certificate to be replaced as is satisfactory to the Company and to the Warrant Agent in their discretion;

(b)                                 furnish an indemnity or security in amount and form satisfactory to the Company and to the Warrant Agent, in their discretion; and

(c)                                  pay the reasonable charges of the Company and the Warrant Agent in connection therewith.

2.9                                                                               Registration and Transfer of Warrants

(1)                                  The Company shall cause to be kept by and at the principal office of the Warrant Agent in the City of Vancouver and by the Warrant Agent or such other registrar as the Company, with the approval of the Warrant Agent, may appoint, at such other place or places, if any, as the Company may designate with the approval of the Warrant Agent, registers in which shall be entered in alphabetical order the names and addresses (including street and number, if any) of the holders of Warrants and particulars of the Warrants held by them respectively. Such registration shall be noted on the Warrant Certificates by the Warrant Agent or other registrar.

(2)                                  The Company and the Warrant Agent will deem and treat the registered holder of any Warrant as the absolute owner thereof for all purposes and neither the Company nor the Warrant Agent shall be affected by any knowledge or notice to the contrary, except where the Company or the Warrant Agent is required to take notice by applicable law or by order of a court of competent jurisdiction.

(3)                                  No transfer of a Warrant shall be valid unless entered on any one of the registers upon surrender of the Warrant Certificate representing such Warrant to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent or other registrar executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with such reasonable requirements, including those set forth in Section 2.14 hereof, if applicable, as the Warrant Agent or other registrar may prescribe.

(4)                                  The registered holder of Warrants may at any time and from time to time have the registration of the Warrants transferred from the register in which the registration thereof appears to another authorized register upon compliance with such reasonable requirements as the Warrant Agent or other registrar may prescribe.

(5)                                  The Company shall also cause to be kept by and at the principal office of the Warrant Agent in the City of Vancouver and by the Warrant Agent or such other registrar as the Company may appoint, with the approval of the Warrant Agent, at such other place or places, if any, as the Company may designate with the approval of the Warrant Agent, registers in which all transfers of Warrants and the date and other particulars of each transfer shall be set out.

(6)                                  The transferee of Warrants shall, after the Warrant Certificate and the appropriate form of transfer are lodged with the Warrant Agent or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, be entitled to be entered on one of the registers as the owner of the Warrants free from all equities or rights of set-off or counterclaim between the Company and his transferor or any previous holder of the Warrants, save in respect of the equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction or by applicable law. The receipt by the registered holder of Warrants of the Shares purchasable pursuant thereto will be a good discharge to the Company and the Warrant Agent therefor and neither the Company nor the Warrant Agent will be bound to inquire into the title of the holder except as aforesaid.

(7)                                  Subject to applicable law, neither the Company nor the Warrant Agent nor any registrar shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant or Warrant Certificate, and may transfer the same on the direction of the person registered as the holder thereof, as though that person were the beneficial owner thereof.

(8)                                  The registers required to be kept in the City of Vancouver shall at all reasonable times be open for inspection by the Company or any Warrantholder.  The Warrant Agent and every registrar shall from time to time when requested to do so by the Company, by the Warrant Agent or by a Warrantholder, furnish the Warrant Agent or upon payment by the Company or Warrantholder of a reasonable fee, the Company or the Warrantholder, as the case may be, with a list of names and addresses of holders of Warrants entered on the registers kept by them and showing the number of Warrants held by each such holder.

2.10                                                                        Enforcement of Rights of Warrantholders

(1)                                  All or any of the rights conferred upon a Warrantholder by the terms of the Warrants held by him and/or by the terms of this Indenture may be enforced by such Warrantholder by appropriate legal proceedings, but subject to the rights which are hereby conferred upon the Warrant Agent and subject to the provisions of Section 7.1. The Warrant Agent shall also have the power at any time and from time to time to institute, in its own name or on behalf of the Warrantholders, and to maintain such suits and proceedings as it may reasonably be advised shall be necessary or advisable to preserve and protect the interests of the Warrantholders.

(2)                                  No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in the Warrant Certificates shall be had against any shareholder, officer or director, past, present or future, of the Company or of any of its Subsidiaries or of any successor corporation or any subsidiary, either directly or through the Company, or the Subsidiaries or otherwise, by any legal or equitable proceeding by virtue of any statute or otherwise.

(3)                                  This Indenture and the Warrants issued hereunder are solely obligations of the Company and no personal liability whatsoever shall attach to or be incurred by the shareholders, officers or directors, past, present or future, of the Company, or of any of its Subsidiaries, or any successor corporations, under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Warrant Certificates; and any personal liability of any nature whatsoever either at common law, in equity or by statute, and any right or claim against any such shareholder, officer or director are hereby expressly waived as a condition of and as consideration for the execution of this Indenture and the issue of the Warrants.

2.11                                                                        Warrants to Rank Pari Passu

Except as otherwise provided herein, all Warrants will rank pari passu, whatever may be the actual dates of issue thereof.

2.12                                                                        Notice to Warrantholders

(1)                                  Unless herein otherwise expressly provided, a notice to be given hereunder to Warrantholders will be deemed to be validly given if the notice is sent by ordinary mail or air mail, postage prepaid, addressed to the holders or delivered by hand or prepaid courier (or so mailed to certain holders and so delivered to the other holders) at their respective addresses appearing on any of the registers above mentioned.  The Warrant Agent shall give, in the same manner as for Warrantholders set out above, a copy of each such notice to Canaccord Capital Corporation, Attention: Syndication (Facsimile No. 604-687-7099, with a copy to McCullough, O’Connor, Irwin LLP, Attention: Victor O’Connor (Facsimile No. 604-687-7099).  Any notice so given by mail or so delivered by hand shall be deemed to have been given on the fifth business day after it has been mailed or on the day upon which it has been delivered, respectively, or if sent by facsimile on the first business day following the transmission, as the case may be. In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving the notice shall be included and the date of the meeting or other event shall be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder shall not invalidate any action or proceeding founded thereon.

(2)                                  If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, a notice to be given to the Warrantholders hereunder could reasonably be considered unlikely to reach or to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered personally to such Warrantholders or if delivered to the address for such Warrantholders contained in the register of Warrants maintained by the Warrant Agent, by telecopy or other means of prepaid transmittal and recorded communication.

(3)                                  Any mailings to or from outside of Canada shall be made by postage prepaid mail or by prepaid courier.

2.13                                                                        Notice to the Company or the Warrant Agent

(1)                                  Unless herein otherwise expressly provided, a notice to be given hereunder to the Company or the Warrant Agent will be validly given if delivered or if sent by postage prepaid mail or if transmitted by facsimile:

(a)                                  if to the Company:

Terrane Metals Corp.

#1500-999 West Hastings Street

Vancouver, British Columbia

V6C 2W2

Attention:                                         Edward Farrauto

Facsimile:                                            (604) 630-2090

with a copy, which shall not constitute notice to the Company, to:

Lang Michener LLP

Barristers and Solicitors

PO Box 11117, Royal Centre

1500 — 1055 West Georgia Street

Vancouver, British Columbia

V6E 4N7

Attention:                                         Thomas Deutsch

Facsimile:                                            (604) 685-7084

(b)                                 if to the Warrant Agent:

Pacific Corporate Trust Company

510 Burrard Street, 2nd Floor

Vancouver, British Columbia

V6C 3B9

Attention:                                         Manager, Client Services

Facsimile:                                            (604) 689-8144

and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery or, if mailed, on the fifth business day following the day of the mailing of the notice, or if transmitted by facsimile, on the first business day following the transmission.

(2)                                  The Company or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in subsection (1) of a change of address which, from the effective date of the notice and until changed by like notice, will be the address of the Company or the Warrant Agent, as the case may be, for all purposes of this Indenture.

(3)                                  If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, a notice to be given to the Warrant Agent or to the Company hereunder by registered mail could reasonably be considered unlikely to reach or to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided in subsection (1) by cable, facsimile, telegram, or other means of prepaid transmitted, recorded communication, and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to the officer or if delivered by cable, facsimile, telegram, telex or other means of prepaid, transmitted, recorded communication, on the first business day following the date of the sending of the notice.

(4)                                  Any mailings to or from outside of Canada shall be made by airmail, postage prepaid or by prepaid courier.

2.14                                                                        Transfer Restrictions and Legends

(1)                                  The Warrant Agent understands and acknowledges that the Warrants and the Shares issuable upon exercise of the Warrants have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States.

(2)                                  Certificates representing Warrants issued in the United States or to a U.S. Person or on behalf of a U.S. Person and Shares issued in the United States or to a U.S. Person upon exercise of Warrants in the United States or by or on behalf of a U.S. Person, and all certificates issued in exchange thereof or in substitution thereof, until such time as it is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF TERRANE METALS CORP. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (I) RULE 144A TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE, OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (II) THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 AFTER PROVIDING A LEGAL OPINION SATISFACTORY TO THE COMPANY, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A LEGAL OPINION SATISFACTORY TO THE COMPANY.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. IF THE COMPANY IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT AT THE TIME OF TRANSFER, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE TRANSFER AGENT FOR THE COMPANY’S SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, AND, IF REQUIRED BY THE COMPANY OR THE TRANSFER AGENT, A LEGAL OPINION, IN EACH CASE IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”

provided that:

(i)                                     if any such securities are being sold under clause (B) of the above legend and in compliance with Canadian local laws and regulations, and provided that the Company is a “foreign issuer” within the meaning of Regulation S at the time of sale, the legend may be removed by providing a declaration to the Company and the Warrant Agent, in the form attached as Appendix C to Schedule A to this Warrant Indenture to the effect that the securities are being sold in compliance with Rule 904 of Regulation S, together with any documentation as may be required by the Company or its transfer agent to the effect that an exemption from the registration requirements of the 1933 Act is available, provided that the Company will use its best efforts to remove the legend within three business days of receipt of such declaration; and

(ii)                                  if any such securities are being sold under clause (C)(II) or (D) of the above legend, the legend may be removed by delivery to the Company and the Warrant Agent of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

In addition, the Warrants with the above legend will bear the following legend:

“THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER U.S. SECURITIES ACT OR ANY STATE SECURITIES LAWS.  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN

THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  THE TERMS “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN THEM UNDER REGULATION S PROMULGATED PURSUANT TO THE U.S. SECURITIES ACT.”

The Company shall use its best efforts to cause the Warrant Agent to remove such legend, and to deliver a certificate which does not bear such legend, within three business days of the receipt of such a declaration or, in the case of Shares being sold pursuant to Rule 144 under the 1933 Act, receipt of the foregoing evidence.

(3)                                  The Warrant Agent acknowledges that the Warrants evidenced by any Warrant Certificate or Share certificate issued with respect to an exercise of Warrants which includes the legend set forth in subsection 2.14(2) above may not be transferred except pursuant to registration or compliance with exemptions therefrom under the 1933 Act and all applicable state securities laws, and the Warrant Agent agrees not to register any transfer of the Warrants or Shares so legended unless, in addition to the other requirements set forth herein:

(a)                                  the transferor has executed and delivered to the Warrant Agent a declaration in the form set forth in subsection 2.14(2) (or as the Company may otherwise prescribe) to the effect that the transfer is being made pursuant to Rule 904 of Regulation S under the 1933 Act, and in such case the Warrant Certificate or Share certificate issued to the transferee shall not include the legend set forth in subsection 2.14(2) unless the Company has, before the issuance thereof, informed the Warrant Agent in writing that it has ceased to be a “foreign issuer” as defined in Rule 902 under the U.S. Securities Act; or

(b)                                 the transferor has delivered to the Warrant Agent and the Company an opinion of counsel to the effect that the transfer is in compliance with the requirements of the 1933 Act and all applicable state securities laws, and the Company has confirmed in writing to the Warrant Agent that such opinion is satisfactory to the Company, and in such case the Warrant Certificate or Share certificate issued to the transferee shall include the legend set forth in subsection 2.14(2) unless such opinion states that the legend is no longer required; or

(c)                                  the Company has confirmed in writing to the Warrant Agent that it has received other evidence satisfactory to it that the transfer is in compliance with the requirements of the 1933 Act and all applicable state securities laws, and has instructed the Warrant Agent regarding the inclusion or omission of the legend set forth in subsection 2.14(2) on the Warrant Certificate or Share certificate issued to the transferee; or

(d)                                 the transferee is the Company.

2.15                                                                        Reliance by the Warrant Agent

The Warrant Agent shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue, exercise or transfer of any Warrants or any Shares issuable upon the exercise thereof, provided such issue, exercise or transfer, as the case may be, is effected in accordance with the terms of this Indenture.  The Warrant Agent shall be entitled to process all transfers and exercises of Warrants upon the presumption that such transfers or exercises are permissible pursuant to all applicable laws and regulatory requirements.  The Warrant Agent may assume for the purposes of this Indenture that any address on the register of the Warrantholders is the holder’s actual address and is also determinative as to residency and that the address of any transferee to whom any Shares or Warrants are to be registered, as shown on the transfer document, is the transferee’s residency.  The Warrant Agent shall have no obligation to ensure that legends appearing on the Share certificates or Warrant Certificates comply with regulatory requirements or securities laws of any applicable jurisdiction, but shall ensure that the applicable legends required to be placed on the certificates evidencing the Shares and Warrants pursuant to this Indenture are placed thereon.

ARTICLE 3
EXERCISE OF WARRANTS

3.1                                                                               Method of Exercise of Warrants

(1)                                  Each Warrant may be exercised by the holder thereof at any time on or after the Date of Issue, but not after the Warrant Expiry Time, upon the terms and subject to the conditions set forth herein.

(2)                                  Subject to and upon compliance with the provisions of this Article, the holder of any Warrant Certificate may exercise the right of purchase therein provided for by surrendering the Warrant Certificate to the Warrant Agent at its principal transfer office in the City of Vancouver or at such additional place or places as may be designated by the Company from time to time with the approval of the Warrant Agent during normal business hours on a business day at that place before the Warrant Expiry Time, together with the Warrant Exercise Form duly completed and executed by the holder for the number of Shares which the holder desires to purchase and payment of the aggregate Exercise Price applicable at the time of the surrender calculated in accordance with the provisions of this Indenture.  The aggregate Exercise Price for Shares subscribed for under the Warrants shall be paid by certified cheque, bank draft or money order payable to or to the order of the Company at par at the city where the Warrant Certificate is surrendered.  Surrender of a Warrant Certificate with the Warrant Exercise Form duly completed and payment of the aggregate Exercise Price will be deemed to have been effected, and Warrants shall be deemed to have been exercised, only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at one of the offices specified in this section.

(3)                                  Every Warrant Exercise Form shall be signed by the holder of the Warrant Certificate who desires to exercise in whole or in part the right of purchase therein provided for; shall specify the number of Shares that such holder wishes to purchase (being not more than he is entitled to purchase under the applicable Warrant Certificate), the person or persons in whose name or names the Shares which such holder desires to purchase are to be issued and his or their address or addresses and the number of Shares to be issued to each such person, and if more than one is so specified, the form shall have one of the boxes in Appendix A to the Warrant Exercise Form checked; and shall be substantially in the form set out in the Warrant Certificate.

(4)                                  If any Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Company or to the Warrant Agent on his behalf an amount equal to all applicable transfer taxes or other government charges, and the Company will not be required to issue or deliver any certificate evidencing any Shares unless or until that amount has been so paid or the Warrantholder has established to the satisfaction of the Company that the taxes and charges have been paid or that no taxes or charges are owing.

(5)                                  The Warrants and the Shares issuable upon exercise thereof have not been registered under the 1933 Act or the securities law of any state of the United States, and the Warrants may not be exercised within the United States or by or on behalf of any U.S. Person unless the Shares are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. No exercise of any Warrants shall be effective, and no certificate representing Shares shall be issued pursuant to the exercise of Warrants, unless the appropriate box on the Warrant Exercise Form is selected specifying one of the following:

(a)                                  the holder is not in the United States or a U.S. Person, is not exercising the Warrants on behalf of a U.S. Person, and did not execute or deliver the Warrant Exercise Form in the United States;

(b)                                 the holder is an Original U.S. Purchaser that remains an Accredited Investor and is exercising the Warrants on its own behalf and not for the account or benefit of any other person in which case the holder shall, concurrent with exercise of the Warrants, provide a letter in substantially the form set out in Schedule “B” hereto; or

(c)                                  the holder is resident in the United States or is a U.S. Person and provides an opinion of counsel of recognized standing in form and substance satisfactory to the Company to the effect that registration under the 1933 Act and applicable state securities laws is not required.

The certificates representing any Shares issued in connection with the exercise of Warrants pursuant to clause (b) or (c) of this Section 3.1(5) shall bear the legend set forth in Section 2.14(2) of this Indenture. No certificates for Shares shall be registered or delivered to an address in the United States unless the holder complies with clause (b) or (c) of this Section 3.1(5).

3.2                                                                               Effect of the Exercise of Warrants

(1)                                  Subject to subsection (2) and Section 3.8, on exercise of a Warrant, the Company shall cause to be issued to the person or persons in whose name or names the Shares so subscribed for are to be issued as specified in the Warrant Exercise Form, the number of Shares to be issued to such person or persons and such person or persons shall become a Shareholder or Shareholders of the Company in respect of those Shares with effect from the date on which the Warrant is exercised and shall be entitled to delivery of a certificate or certificates evidencing the Shares and the Company shall cause the certificate or certificates to be mailed by insured mail or delivered as specified to such person or persons (or, if applicable, the trustee under the registered retirement savings plan which holds the Shares) at the address or addresses specified in the Warrant Exercise Form within five business days of the date on which the Warrant is exercised.

(2)                                  Notwithstanding any provision herein contained to the contrary, the Company shall not be required to deliver certificates for Shares in any period while the share transfer books of the Company are closed and, in the event of the exercise of any Warrant during any such period, the Shares subscribed for shall be issued and such person shall be deemed to have become the holder of record of such Shares on the date on which such share transfer books are opened.

3.3                                                                               Partial Exercise of Warrants

A Warrantholder may subscribe for and purchase any lesser number of Shares than the number of Shares to which such holder is entitled upon the exercise of Warrants, in which case the Warrantholder shall be entitled to receive forthwith a new Warrant Certificate in respect of the Shares purchasable under the original Warrant Certificate and not then subscribed for and purchased, and the Warrant Agent shall issue a new Warrant Certificate upon surrender of the original Warrant Certificate, if satisfied that the new Warrant Certificate is properly issuable.

3.4                                                                               Cancellation of Warrants

All Warrants exercised as provided in Section 3.1, partially exercised as provided in Section 3.3, or all Warrant Certificates exchanged for other Warrants as provided in Section 2.7 or otherwise surrendered to the Warrant Agent shall be cancelled and either held by the Warrant Agent until termination of this Indenture or resignation of the Warrant Agent or destroyed by the Warrant Agent at the direction of the Company and, if required by the Company, the Warrant Agent shall furnish the Company with a certificate as to the destruction.

3.5                                                                               Expiration of Warrants

After the Warrant Expiry Time, all rights under this Indenture and under any Warrant that has not been exercised shall wholly cease and terminate and the Warrant Certificate therefor shall be wholly void and of no effect.

3.6                                                                               Adjustment of the Exercise Price and Subscription Rights

(1)                                  In this section, the terms “record date” and “effective date” where used herein, shall mean the close of business on the relevant date.

(2)                                  If and whenever at any time from the date hereof until the Warrant Expiry Time, the Company:

(a)                                  issues Shares or Convertible Securities to all or substantially all of the holders of Shares by way of stock dividend or other distribution, other than: a dividend paid in the ordinary course, or a distribution of Shares upon the exercise of the Warrants pursuant to the exercise of directors, officers or employee stock options granted under the Company’s stock option plan;

(b)                                 subdivides, redivides or changes the outstanding Shares into a greater number of shares, or

(c)                                  combines, consolidates or reduces the outstanding Shares into a lesser number of shares,

(each of such events being herein called a “Share Reorganization”), the Exercise Price will be adjusted effective immediately on the record date for the dividend or, in the case of a subdivision, redivision, change, combination, consolidation or reduction, effective immediately on the record date, or the effective date if no record date is fixed, to the number that is the product of:

(d)                                 the Exercise Price in effect immediately before that effective date or record date; and

(e)                                  the fraction of which:

(i)                                     the numerator is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and

(ii)                                  the denominator is the total number of Shares that are or would be outstanding immediately after that effective date or record date after giving effect to the Share Reorganization and assuming all Convertible Securities issued as part of the Share Reorganization had then been converted into or exchanged for Shares or all rights to acquire Shares had then been exercised.

For the purpose of determining the number of Shares outstanding at any particular time there shall be included that number of Shares which would have resulted from the conversion or exchange at that time of all Convertible Securities of the Company (other than any Convertible Securities issued to holders of Shares by way of a stock dividend or other distribution and otherwise included in computing the denominator in clause (ii) hereof). Shares (and Shares issuable upon conversion or exchange of Convertible Securities) issued or to be issued under a Share Reorganization shall be deemed to be outstanding on the record date or effective date for such Share Reorganization for the purpose of calculating the number of outstanding Shares under subsections (3) and (5). To the extent that any Convertible Securities issued to holders of Shares by way of a stock dividend or other distribution are not so converted or exchanged into or for Shares before the expiration of the right to do so, the conversion price shall then be readjusted to the conversion price which would then be in effect based upon the number of Shares actually issued upon the conversion or exchange of the Convertible Securities.

(3)                                  If and whenever at any time from the date hereof to the Warrant Expiry Time, the Company shall fix a record date for the issuance or distribution of rights, options or warrants to all or substantially all of the holders of the outstanding Shares entitling them, for a period expiring not more than 45 days after the record date, to subscribe for or purchase Shares or Convertible Securities at a price per Share (or having a conversion price per Share) less than 95% of the Current Market Price on the record date (any such issuance being herein called a “Rights Offering”), the Exercise Price will be adjusted on the record date for the Rights Offering to the number which is the product of the Exercise Price in effect immediately before the record date and the fraction:

(i)                                     the numerator of which shall be the total of (A) the number of Shares outstanding immediately before the record date and (B) a number of Shares equal to the number arrived at by multiplying the total number of additional Shares offered for subscription or purchase or into or for which the total number of Convertible Securities so offered are convertible or exchangeable by the quotient obtained by dividing the purchase or subscription price for each Share offered for subscription or purchase or the conversion price for each Convertible Security so offered by such Current Market Price for the Shares, and

(ii)                                  the denominator of which shall be the total number of Shares outstanding immediately before such record date plus the total number of additional Shares offered for subscription or purchase or into or for which the total number of Convertible Securities so offered are convertible or exchangeable.

The adjustment shall be made successively whenever a record date is fixed, and shall become effective immediately after the record date for determination of shareholders entitled to receive such Shares or Convertible Securities, provided that if two or more such record dates or dates of announcement, as applicable, referred to in subsection (3) are fixed within a period of 35 trading days, the adjustment shall be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any rights, options or warrants are not so issued or any of the rights, options or warrants so issued are not exercised before the expiration thereof, or any Convertible Securities are not so converted into or exchanged for Shares before the expiration of the right to do so, the Exercise Price will be readjusted to the Exercise Price in effect immediately before the record date, and the Exercise Price will be further adjusted based upon the number of additional Shares actually delivered upon the exercise of the rights, options or warrants, or issued upon the conversion or exchange of the Convertible Securities, as the case may be.

(4)                                  If and whenever at any time from the date hereof to the Warrant Expiry Time, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all the holders of the outstanding Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares or Convertible Securities at a price per Share (or having a conversion price per Share) not less than 95% of the Current Market Price on the record date, the Exercise Price will not be adjusted.

(5)                                  If and whenever at any time from the date hereof to the Warrant Expiry Time the Company shall fix a record date for the making of an issue or distribution to all or substantially all the holders of its outstanding Shares of (a) shares or securities of any class, excluding Shares or Convertible Securities referred to in paragraph 2(a), whether of the Company or any other corporation, or (b) rights, options or warrants, excluding those referred to in subsection (3) or (4), or (c) evidences of its indebtedness, or (d) property, cash or other assets, excluding dividends in the ordinary course or property distributed in lieu thereof at the option of the Shareholders (any of such events being herein called a “Special Distribution”) then, in each such case, the Exercise Price shall be adjusted on the record date to the number that is the product of the Exercise Price in effect immediately before the record date and the fraction:

(i)                                     the numerator of which shall be the total number of Shares outstanding immediately before the record date multiplied by the Current Market Price on the day immediately before such record date, less the aggregate fair market value (as determined by the Directors, subject to prior written approval of the Exchange which determination, absent manifest error, shall be conclusive) of the shares or rights, options or warrants or evidence of indebtedness or property, cash or assets so distributed pursuant to such Special Distribution, and

(ii)                                  the denominator of which shall be the total number of Shares outstanding immediately before the record date multiplied by such Current Market Price.

The adjustment shall be made successively whenever a record date is fixed, and shall become effective immediately after the record date for the determination of Shareholders entitled to receive such Special Distribution, provided that if two or more such record dates or dates of announcement, as applicable, referred to in subsection (5) are fixed within a period of 35 trading days, the adjustment shall be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any Special Distribution is not so made, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if the record date had not been fixed or to the Exercise Price which would then be in effect based upon the shares or rights, options or warrants or evidences of indebtedness or property, cash or assets actually distributed, as the case may be.

(6)                                  On any adjustment of the Exercise Price pursuant to subsection (2), (3) or (5), including any readjustment, the number of Shares purchasable on exercise of a Warrant will be adjusted, effective at the same time as the adjustment of the Exercise Price, by multiplying the number of Shares so purchasable immediately before the adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately before the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(7)                                  Subject to the prior written approval of the Exchange if and whenever at any time from the date hereof to the Warrant Expiry Time there is:

(a)                                  a reclassification or redesignation of the Shares outstanding, a change of Shares into other shares or securities, or any other capital reorganization of the Company except as described in subsections (2), (3) and (5),

(b)                                 a consolidation, merger, arrangement or amalgamation of the Company with or into another body corporate or other entity resulting in a reclassification or redesignation of outstanding Shares or a change of Shares into other shares or securities, or

(c)                                  a transaction whereby all or substantially all the Company’s undertaking and assets become the property of another corporation or other entity,

(any of those events being herein called a “Corporate Reorganization”), a holder who thereafter exercises Warrants will be entitled to receive and will accept, for the Exercise Price then in effect, in lieu of the Shares (and any other securities to which Warrantholders are then entitled on the exercise of Warrants) to which he would otherwise have been entitled on exercise immediately before the Corporate Reorganization, the kind and amount of shares or other securities or property (including cash) that he would have been entitled to receive as a result of the Corporation Reorganization if, on the effective date thereof, he had been the holder of the number of Shares (and any other securities to which Warrantholders are then entitled on the exercise of Warrants) to which he would have been entitled on the exercise of the Warrant or Warrants immediately before the Corporation Reorganization.

(8)                                  As a condition precedent to taking any action that would require an adjustment pursuant to subsection (7), the Company will take all action that, in the opinion of counsel, is necessary in order that the Company, any successor or any successor to its assets and undertaking, shall be obligated to and may validly and legally issue as fully paid and non-assessable all the Shares or other shares or securities or property to which Warrantholders will be entitled on the exercise of Warrants thereafter.

(9)                                  Subject to the prior written consent of the Exchange, if necessary as a result of any Corporate Reorganization, appropriate adjustments will be made in the application of the provisions set forth in this Article 3 with respect to the rights and interests of Warrantholders to the end that the provisions set forth in this Article 3 will thereafter correspondingly be made applicable as nearly as may reasonably be possible to any shares or other securities or property thereafter deliverable on the exercise of a Warrant. Any such adjustment will be made by and set forth in an amendment hereto approved by the Directors and by the Warrant Agent, each acting reasonably, and will for all purposes, absent manifest error, be conclusively deemed to be an appropriate adjustment.

(10)                            Subject to the prior written consent of the Exchange, if the purchase price provided for in any right, warrant or option issued in connection with a Rights Offering is decreased, or the conversion price for Convertible Securities issued in connection with a Share Reorganization is increased, the Exercise Price shall forthwith be changed to whatever Exercise Price would have been obtained had the adjustment made in connection with the issuance of all such rights, warrants, options or Convertible Securities been made upon the basis of the purchase price as so decreased or the conversion price as so increased, provided that the provisions of this subparagraph shall not apply to any increase or decrease resulting from provisions in any rights, warrants, options or securities designed to prevent dilution if the increase or decrease shall not have been proportionately greater than the change, if any, in the Exercise Price to be made at the same time pursuant to the provisions of this section.

(11)                            Subject to the prior written consent of the Exchange, if and whenever at any time before the Warrant Expiry Time the Company shall take any action affecting or relating to the Warrants, other than any action described in this section, which in the opinion of the Warrant Agent, acting reasonably and in good faith, based upon the advice of counsel, would prejudicially affect the rights of any holders of Warrants, the Exercise Price will be adjusted in such manner, if any, and at such time, as the Warrant Agent, may in its sole discretion determine to be equitable in the circumstances to such holders.

3.7                                                                               Adjustment Rules for Exercise Price

The following rules and procedures will be applicable to adjustments made pursuant to Section 3.6:

(a)                                  the adjustments and readjustments provided for in Section 3.6 shall be cumulative and, subject to paragraph (b), will apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and other events that require an adjustment;

(b)                                 no adjustment in the Exercise Price, or resulting adjustment in the number of Shares issuable on exercise of Warrants, will be made unless the adjustment would result in a change of at least 1% in the prevailing Exercise Price and the number of Shares purchasable upon the exercise of the Warrants would change by at least one one-hundredth of a Share; provided, that any adjustment that would have been required to be made except for the provisions of this paragraph will be carried forward and taken into account in the next adjustment;

(c)                                  no adjustment will be made in respect of an event described in paragraph 3.6(2)(a) or subsections 3.6(3) or 3.6(5) if the Warrantholders are entitled to participate in the event on the same terms, mutatis mutandis, as if they had exercised their Warrants immediately before the effective date of or record date for the event, such participation being subject to the prior written consent of the Exchange if so required;

(d)                                 for the purposes of subsections (2), (3), (4) and (5) of Section 3.6, there will be deemed not to be outstanding:

(i)                                     any Share owned by or held for the account of the Company,

(ii)                                  any Share owned by or held for the account of any Subsidiary of the Company;

(e)                                  subject to the prior written consent of the Exchange, any dispute that arises at any time with respect to any adjustment pursuant to this Indenture will be conclusively determined (as between the Company, the Warrantholders, the Warrant Agent and all transfer agents and shareholders of the Company) by the auditor of the Company or, if the auditor of the Company is unable or unwilling to act, by such firm of independent chartered accountants as is selected by the Directors and is acceptable to the Warrant Agent and any determination by them, absent manifest error, will be binding on the Company, the Warrantholders, the Warrant Agent and all transfer agents and Shareholders of the Company, and the Company shall notify the Warrantholders thereof;

(f)                                    in the absence of a resolution of the Directors fixing the record date for an event referred to in Section 3.6, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected or such other date as may be required by law;

(g)                                 subject to the prior written consent of the Exchange if required as a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Warrants, the Company will take any action which, in the opinion of counsel to the Company, may be necessary in order that the Company, or any successor to the Company or successor to the undertaking or assets of the Company will be obligated to and may validly and legally issue all the Shares or securities which the holders of the Warrants would be entitled to receive thereafter and to exercise such Warrants in accordance with the provisions hereof;

(h)                                 subject to Sections 7.2 and 7.3, the Warrant Agent shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 3.6, or with respect to the nature or extent of any such adjustment made, or with respect to the method employed in making same. The Warrant Agent shall not be accountable for the validity or value of any Shares delivered upon the exercise or deemed exercise of any Warrants and shall not be responsible for any failure of the Company to make any payment, or to issue or deliver any securities or certificates represented hereby upon the exercise or deemed exercise of any Warrants; and

(i)                                     if the Company, after the date hereof, shall take any action affecting any Shares which in the opinion of the Directors acting reasonably and in good faith would materially affect the rights of Warrantholders, the Exercise Price and number of Shares issuable upon exercise of Warrants shall be adjusted in such manner, if any, and at such time, as the Directors, in their sole discretion acting reasonably and in good faith, may determine to be equitable in the circumstances to adjust the rights of the Warrantholders to protect against dilution in accordance with the intent and purposes of Section 3.6 and Section 3.7. Failure of the taking of action by the Directors so as to provide for an adjustment in the Exercise Price before the effective date of any action by the Company affecting the Shares shall be conclusive evidence (absent manifest error) that the Directors have determined that it is equitable to make no adjustment in the circumstances, subject to the prior written consent of the Exchange.

3.8                                                                               Postponement of Issue of Shares, etc.

In any case in which Section 3.6 requires an adjustment to take effect immediately after the effective date of or record date for an event, and a Warrant is exercised after that date and before the consummation of the event (which in the case of rights, options and warrants will be the date the rights, options and warrants are issued), the Company may postpone until consummation issuing to the Warrantholder such of the Shares, securities or property to which he is entitled if the Warrant had been exercised immediately before that date, provided however, that the Company will deliver to the Warrantholder an appropriate instrument evidencing such holder’s right to receive such additional Shares, securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Shares, securities or property declared in favour of the holders of record of Shares or of such securities or property on or after that date or such later date as such holder would, but for the provisions of this Section, have become the holder of record of such additional Shares or of such securities or property pursuant to Section 3.6.

3.9                                                                               Notice of Certain Events

(1)                                  At least 14 business days before the effective date of or record date for any event referred to in Section 3.6, other than a subdivision or consolidation of the Shares, that requires or might require an adjustment in the subscription rights pursuant to a Warrant, including the Exercise Price and the number of Shares purchasable on exercise of a Warrant, the Company will:

(a)                                  file with the Warrant Agent a certificate of the Company specifying the particulars of the event and, to the extent determinable, any adjustment required and the computation of the adjustment, and

(b)                                 give notice to the Warrantholders of the particulars of the event and, to the extent, determinable, any adjustment required.

The notice need only set forth particulars as have been determined at the date that notice is given.

(2)                                  If any adjustment for which a notice pursuant to subsection (1) is given is not then determinable, the Company will promptly after the adjustment is determinable:

(a)                                  file with the Warrant Agent a certificate of the Company showing the computation of the adjustment, and

(b)                                 give notice to the Warrantholders of the adjustment.

(3)                                  In the event of a subdivision or consolidation of the Shares, the Company will, before giving effect thereto, file with the Warrant Agent a certificate of the Company specifying the particulars of the subdivision or consolidation and specifying the number of Shares purchasable upon exercise of a Warrant after giving effect to such subdivision or consolidation.

3.10                                                                        No Fractional Shares

The Company will not, pursuant to Section 3.6 or under any other circumstances, be obligated to issue any fraction of a Share upon the exercise of a Warrant or Warrants. To the extent that the holder of one or more Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Share, that holder may exercise such right in respect of the fraction only in combination with another Warrant or Warrants that in the aggregate entitle the holder to purchase a whole number of Shares. If not so exercised, the Company shall not pay any amounts to the holder in satisfaction of the right to otherwise have received a fraction of a Share.

3.11                                                                        Reclassification, Reorganizations, etc.

(1)                                  In case of:

(a)                                  any reclassifications or change of the Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or consolidation);

(b)                                 any amalgamation, consolidation or merger of the Company with, or amalgamation, consolidation or merger of the Company into, any other corporation (other than an amalgamation, consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change, other than as aforesaid, of the Shares);

(c)                                  a reorganization of the Company; or

(d)                                 any sale, transfer or other disposition of all or substantially all of the assets of the Company,

the Company or the corporation formed by the amalgamation or the corporation into which the Company shall have been merged or been consolidated or the reorganized Company, or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Warrant Agent a supplemental indenture providing that the holder of each Warrant then outstanding shall have the right thereafter (until the Warrant Expiry Time) to exercise Warrants only into the kind and amount of shares and other securities and property (including cash) receivable upon such reclassification, change, amalgamation, consolidation, merger, reorganization, sale, transfer or other disposition by a holder of the number of Shares which were purchasable upon the exercise of the Warrants had the Warrants been exercised immediately before the reclassification, change, amalgamation, consolidation, merger, reorganization, sale, transfer or other disposition.

(2)                                  The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

(3)                                  The provisions of this section shall apply to successive reclassifications, changes, amalgamations, consolidations, mergers, reorganizations, sales, transfers or other dispositions.

ARTICLE 4
COVENANTS OF THE COMPANY

4.1                                                                               General Covenants

The Company represents, warrants and covenants with the Warrant Agent for the benefit of the Warrantholders that:

(a)                                  it will at all times maintain its existence, carry on and conduct its business in a proper, efficient and business-like manner and, in accordance with good business practice, keep or cause to be kept proper books of account in accordance with generally accepted accounting principles;

(b)                                 it is duly authorized to create and issue the Warrants to be issued hereunder and the Warrant Certificates when issued and certified as herein provided will be legal, valid, binding and enforceable obligations of the Company;

(c)                                  subject to the provisions of this Indenture, it will cause the Shares from time to time subscribed for and purchased pursuant to the exercise of Warrants and the certificates representing such Shares to be duly issued and delivered in accordance with the Warrants and the terms hereof;

(d)                                 at all times while any Warrants are outstanding it shall reserve and there shall remain unissued and conditionally allotted out of its authorized capital a number of Shares sufficient to enable the Company to meet its obligations to issue Shares on the exercise of Warrants outstanding hereunder from time to time;

(e)                                  upon the exercise by the holder of any Warrant of the right of purchase provided for therein and herein and upon payment of the Exercise Price applicable thereto for each Share in respect of which the right of purchase is so exercised, all Shares issuable upon the exercise shall be issued as fully paid and non-assessable;

(f)                                    it will use its commercial best efforts to ensure that the Warrants and the Shares issuable upon exercise of the Warrants will be listed for trading on the Exchange and, in respect of the Shares only, any other stock exchange on which the Shares are then listed and posted for trading upon their issue;

(g)                                 the Company will use its commercial best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Securities Laws in each of the Provinces of British Columbia, Alberta, Manitoba and Ontario;

(h)                                 the issue of the Warrants does not and will not result in a breach by the Company of, and does not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach by the Company of any applicable laws, and does not and will not conflict with any of the terms, conditions or provisions of the memorandum of the Company or the articles or resolutions of the Company or any trust indenture, loan agreement or any other agreement or instrument to which the Company is a party or by which it is contractually bound on the date of this Indenture;

(i)                                     it shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all other acts, deeds and assurances in law as the Warrant Agent may reasonably require for better accomplishing and effecting the intentions and provisions of this Indenture;

(j)                                     it will duly and punctually perform all of its covenants contained in this Indenture governing the due authorization, creation and issue of the Warrants and the Warrant Certificates, and the reservation, allotment and issuance of the Shares issuable on the exercise thereof;

(k)                                  it will make all requisite filings under applicable laws and regulations, including, without limitation, Securities Laws, including those necessary to remain a reporting issuer not in default of the requirements of the Securities Laws in the provinces of Canada in which it is a reporting issuer and those required on the exercise of the Warrants;

(l)                                     for so long as any Warrants or the Shares issued on the exercise of Warrants are outstanding, the Company will use its best efforts to remain a “foreign issuer” within the meaning of Regulation S under the 1933 Act;

(m)                               with respect to any notices to be given or other acts to be performed or which may be given or performed by the Warrant Agent under or pursuant to this Indenture, the Company shall provide to the Warrant Agent in a timely manner all such information and documents as the Warrant Agent may reasonably request and are within the knowledge or control of the Company in order to verify the factual circumstances relating to such notices or acts and, if requested, such notices or acts and, if requested, such information and documents shall be certified as correct by an officer of the Company;

(n)                                 generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture and will not take any action which might reasonably be expected to deprive holders of Warrants their rights to acquire Shares on the exercise thereof; and

(o)                                 it will promptly notify the Warrant Agent of any material default under the terms of this Indenture.

4.2                                                                              Securities Qualification Requirements

(1)                                  If, in the opinion of either counsel to the Warrant Agent or counsel to the Company, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from, any governmental authority, securities administrator or any other step is required under any federal or provincial law of Canada or any other Qualifying Jurisdiction before the Shares may be issued or delivered to an initial Warrantholder on the exercise of the Warrants or resold by such Warrantholder, the Company covenants that it will use its commercial best efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances.

(2)                                  The Company will give written notice of the issue of Shares pursuant to the exercise of Warrants, in such detail as may be required, to each securities administrator in each jurisdiction in which there is legislation requiring the giving of any such notice.

4.3                                                                              Warrant Agent’s Remuneration and Expenses

The Company will pay to the Warrant Agent from time to time such remuneration for its services hereunder as may be agreed upon between the Company and the Warrant Agent and will pay or reimburse the Warrant Agent upon its request for all expenses, disbursements and advances properly incurred or made by the Warrant Agent in the administration or execution of its duties hereunder (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Warrant Agent shall be finally and fully performed, except any such expense, disbursement or advance as may arise from the gross negligence or fraud of the Warrant Agent, its servants or its agents or other advisors or assistants aforesaid.

4.4                                                                              Notice to Warrantholders of Certain Events

The Company covenants with the Warrant Agent for the benefit of the Warrant Agent and the Warrantholders that, so long as any of the Warrants are outstanding and capable of being exercised, it will not:

(a)                                  pay any dividend payable in shares of any class to the holders of its Shares or make any other distribution (other than a cash distribution made as a dividend out of retained earnings or contributed surplus legally available for the payment of dividends) to the holders of its Shares;

(b)                                 offer to the holders of its Shares rights to subscribe for or to purchase any Shares or shares of any class or any other securities, rights, warrants or options;

(c)                                  make any repayment of capital on, or distribution of evidences of indebtedness on any of its assets (excluding cash dividends) to the holders of, its Shares;

(d)                                 amalgamate, consolidate or merge with any other person or sell or lease the whole or substantially the whole of its assets or undertaking;

(e)                                  effect any subdivision, redivision, consolidation, reduction or reclassification of its Shares; or

(f)                                    liquidate, dissolve or wind-up,

unless, in each such case, the Company shall have given notice, in the manner specified in Section 2.12, to each Warrantholder, of the action proposed to be taken and the date on which: (i) the books of the Company shall close or a record shall be taken for such dividend, repayment, distribution, subscription rights or other rights, warrants or securities; or (ii) such subdivision, redivision, consolidation, reduction, reclassification, amalgamation, merger, sale or lease, dissolution, liquidation or winding-up shall take place, as the case may be, provided that the Company shall only be required to specify in the notice those particulars of the action as shall have been fixed and determined at the date on which the notice is given. The notice shall also specify the date as of which the holders of Shares of record shall participate in the dividend, repayment, distribution, subscription of rights or other rights, warrants or securities, subdivision, redivision, consolidation, reduction, reclassification ,or shall be entitled to exchange their Shares for securities or other property deliverable upon such reclassification, amalgamation, merger, sale or lease, other disposition, dissolution, liquidation or winding-up, as the case may be. The notice shall be given, with respect to the actions described above not less than 14 business days before the record date or the date on which the Company’s transfer books are to be closed with respect thereto.

4.5                                                                              Closure of Share Transfer Books

The Company further covenants and agrees that it will not during the period of any notice given under Section 4.4 close its share transfer books or take any other corporate action which might deprive the Warrantholders of the opportunity of exercising their Warrants; provided that nothing contained in this section shall be deemed to affect the right of the Company to do or take part in any of the things referred to in Section 4.4 or to pay any cash dividends on the shares of any class or classes in its capital from time to time outstanding.

4.6                                                                              Performance of Covenants by Warrant Agent

If the Company shall fail to perform any of its covenants contained in this Indenture, the Warrant Agent may notify the Warrantholders of the failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Warrantholders. All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in Section 4.3. No performance, expenditure or advance by the Warrant Agent shall be deemed to relieve the Company of any default hereunder or of its continuing obligations under this Indenture.

4.7                                                                              Representation and Warranty

The Company represents and warrants to the Warrant Agent and the holders of the Warrants and/or Shares that as of the date hereof it is a “foreign issuer” as that term is defined in Regulation S.

ARTICLE 5
MEETINGS OF WARRANTHOLDERS

5.1                                                                              Right to Convene Meeting

(1)                                  The Warrant Agent or the Company may at any time and from time to time, and the Warrant Agent shall on receipt of a requisition in writing signed by the holders of Warrants sufficient to purchase not less than 10% of the aggregate number of Shares which would be purchased under the Warrants then outstanding and upon being indemnified and funded to its reasonable satisfaction by the Company or by the Warrantholders signing the requisition against the costs which may be incurred in connection with the calling and holding of the meeting, convene a meeting of the Warrantholders.

(2)                                  If the Warrant Agent fails to convene a meeting within 14 days after receipt of the requisition and indemnity referred to in subsection (1), the Company or the Warrantholders, as the case may be, may convene the meeting.

(3)                                  Every meeting of Warrantholders shall be held in the City of Vancouver, British Columbia.

5.2                                                                              Notice

(1)                                  At least ten business days’ prior notice specifying the place, day and hour of meeting and the general nature of business to be transacted and containing such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter shall be given before any meeting of Warrantholders but it shall not be necessary to specify in the notice the terms of any resolution to be proposed.

(2)                                  Notice of a meeting of Warrantholders shall be given to the Warrantholders in the manner provided in Section 2.12. Notice shall be given to the Company unless the meeting is convened by the Company and to the Warrant Agent unless the meeting is convened by the Warrant Agent. Any accidental omission in the notice of a meeting shall not invalidate any resolution passed at the meeting.  The notice must be signed by an appropriate officer of the Warrant Agent or of the Company, or the person designated by the Warrantholders, as the case may be.

5.3                                                                              Chairman

The person, who need not be a Warrantholder, nominated in writing by the Warrant Agent shall be entitled to act as the chairman at any meeting of Warrantholders, but if no such person is nominated or if the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting, the Warrantholders present in person shall choose a person present to be chairman.

5.4                                                                              Quorum

(1)                                  At any meeting of the Warrantholders a quorum shall consist of one or more Warrantholders present in person or by proxy holding not less than 10% of the Warrants then outstanding.

(2)                                  If a quorum of the Warrantholders is not present within half an hour from the time fixed for holding any meeting, the meeting, if convened by Warrantholders or by a requisition of Warrantholders, shall be dissolved; but if otherwise convened, the meeting shall stand adjourned without notice to the same day in the next week following (unless that day is not a business day, in which case the meeting shall stand adjourned to the next business day thereafter) at the same time and place. At the adjourned meeting, the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not hold 10% of the Warrants then outstanding.

5.5                                                                              Power to Adjourn

The chairman of any meeting at which a quorum of Warrantholders is present may, with the consent of the meeting, adjourn any meeting and no notice of the adjournment need be given except such notice, if any, as the meeting may prescribe.

5.6                                                                              Show of Hands

Every question submitted to a meeting other than a question to be resolved by an Extraordinary Resolution shall be decided in the first place by a majority of the votes given on a show of hands and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of that fact.

5.7                                                                              Poll

On every Extraordinary Resolution to be passed at a meeting and on any other question submitted to a meeting when directed by the chairman or when demanded by one or more of the Warrantholders acting in person or by proxy, a poll shall be taken in the manner as the chairman shall direct. Questions other than those to be resolved by Extraordinary Resolution shall, if a poll be taken, be decided by the votes of the holders of a majority of the Warrants represented at the meeting and voted on the poll. If at any meeting a poll is so demanded as aforesaid on the election of a chairman or on a question of adjournment, it shall be taken forthwith. If at any meeting a poll is so demanded on any other question, or an Extraordinary Resolution is to be voted upon, a poll shall be taken in such manner and either at once or after an adjournment as the chairman directs. The result of a poll shall be deemed to be the decision of the meeting at which the poll was demanded and shall be binding on all holders of Warrants.

5.8                                                                              Voting

On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Share purchasable under Warrants of which he shall then be the holder. A proxy need not be a Warrantholder. The chairman of any meeting shall be entitled both on a show of hands and on a poll to vote in respect of the Warrants, if any, held or represented by him but shall not be entitled to a casting vote in the case of an equality of votes.

5.9                                                                              Persons Entitled to be Present

The Company and the Warrant Agent by their respective officers and directors and the counsel of the Company and the Warrant Agent may attend any meeting of Warrantholders but shall have no vote as such.

5.10                                                                       Regulations

The Warrant Agent, or the Company with the approval of the Warrant Agent, may from time to time make or vary such regulations as it shall think fit providing for and governing the following:

(a)                                  the issue of voting certificates:

(i)                                     by any bank, trust company or other depository approved by the Warrant Agent, certifying that specified Warrants have been deposited with it by a named holder and will remain on deposit until after the meeting; or

(ii)                                  by any bank, trust company, insurance company, governmental department or agency approved by the Warrant Agent, certifying that it is the holder of specified Warrants and will continue to hold the same until after the meeting, which voting certificates shall entitle the holders named therein to be present and vote at any meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any meeting and at any adjournment thereof, in the same manner and with the same effect as though the holders named in the voting certificates were the actual holders of the specified Warrants;

(b)                                 the setting of the record date for a meeting for the purposes of determining the Warrantholders entitled to receive notice of and to vote at a meeting;

(c)                                  the form of the instrument appointing a proxy (which shall be in writing), the manner in which the same shall be executed and the form of any authority under which a person executes a proxy on behalf of a Warrantholder;

(d)                                 the deposit certificates, instruments appointing proxies or authorities at such place or places as the Warrant Agent (or the Company or Warrantholders in case the meeting is convened by the Company or the Warrantholders, as the case may be) may in the notice convening the meeting direct and the time (if any) before the holding of the meeting or adjourned meeting at which the same shall be deposited;

(e)                                  the deposit of voting certificates or instruments appointing proxies at some place or places other than the place at which the meeting is to be held and for particulars of the voting certificates or instruments appointing proxies to be cabled or telegraphed or notified by other means of communication before the meeting to the Company or to the Warrant Agent and for the voting of voting certificates and proxies so deposited as if the voting certificates or the instruments themselves were produced at the meeting or deposited at any other place required pursuant to subsection (d); and

(f)                                    generally for the calling of meetings of Warrantholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Except as the regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Warrants, or as entitled to vote or to be present at the meeting in respect thereof, shall be registered Warrantholders and persons whom registered Warrantholders have by instrument in writing duly appointed as their proxies.

5.11                                                                       Certain Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred on them by the other provisions of this Indenture or by law but subject to obtaining the approval of the Exchange, the Warrantholders shall have the following powers, exercisable from time to time by Extraordinary Resolution:

(a)                                  power to agree to any amendment, modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Warrant Agent (subject to the Warrant Agent’s prior consent) in its capacity as warrant agent hereunder or on behalf of the Warrantholders against the Company whether the rights arise under this Indenture or otherwise;

(b)                                 power to agree to any change in or omission from the provisions of the Warrant Certificate and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Company and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying any change or omission;

(c)                                  power to require the Warrant Agent, subject to compliance with Section 7.3, to enforce any of the obligations of the Company under this Indenture or any supplemental instrument or to enforce any of the rights of the Warrantholders in any manner specified in an Extraordinary Resolution or to refrain from enforcing any such covenant or right, upon the Warrant Agent being furnished with such funding and indemnity as it may in its discretion reasonably require;

(d)                                 power to remove the Warrant Agent or its successor or successors in office and to appoint a new Warrant Agent or Warrant Agents to take the place of the Warrant Agent or Warrant Agents so removed;

(e)                                  power to waive and direct the Warrant Agent to waive any default on the part of the Company in complying with any provision of this Indenture either unconditionally or upon conditions specified in the Extraordinary Resolution;

(f)                                    power to restrain any Warrantholder from taking or instituting or continuing any suit, action or proceeding against the Company for the enforcement of any of the obligations of the Company under this Indenture and in the Warrant Certificates or to enforce any right of the Warrantholders under this Indenture and the Warrant Certificates;

(g)                                 power to amend, alter or repeal any Extraordinary Resolution previously passed or consented to by Warrantholders;

(h)                                 power to appoint a committee with power and authority to exercise, and to direct the Warrant Agent (upon the Warrant Agent being furnished with such funding and indemnity as it may in its discretion reasonably require) to exercise, on behalf of the Warrantholders, such powers of the Warrantholders as are exercisable by extraordinary resolution; and

(i)                                     power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company.

5.12                                                                       Definition of “Extraordinary Resolution”

The expression “Extraordinary Resolution” when used in this Indenture means a resolution passed at a meeting (including an adjourned meeting) of Warrantholders duly convened and held in accordance with the provisions of this Indenture at which there are Warrantholders present in person or represented by proxy representing at least 25% of the aggregate number of the then outstanding Warrants and carried by the affirmative vote of Warrantholders representing not less than 66 2/3% of the aggregate number of then outstanding Warrants represented at the meeting and voted on such resolution or by the consent in writing, which may be in one or more instruments, of the holders representing not less than 66 2/3% of the aggregate number of Warrants then outstanding.

5.13                                                                       Resolutions Binding on all Warrantholders

Every resolution and every Extraordinary Resolution duly passed at a meeting of the Warrantholders duly convened and held or any consent in writing in accordance with Section 5.17 shall be binding upon all the Warrantholders (including their successors and assigns) whether or not present or represented or voting at the meting or signatories to the consent, as the case may be, and each of the Warrantholders and the Warrant Agent, subject to the provisions for its indemnity contained in this Indenture, shall be bound to give effect thereto.

5.14                                                                       Holdings by Company Disregarded

In determining whether the requisite number of Warrantholders are present for the purpose of obtaining a quorum or have voted or consented to any resolution, Extraordinary Resolution, consent, waiver or other action under this Indenture, Warrants owned by the Company or any Subsidiary of the Company shall be deemed to be not outstanding.

5.15                                                                       Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be provided for that purpose by the Warrant Agent at the expense of the Company and any minutes signed or purported to be signed by the chairman of the meeting, or by the chairman of the next succeeding meeting of Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every meeting for which minutes have been made shall be deemed to have been duly convened and held and all resolutions passed or proceedings taken thereat to have been duly passed and taken.

5.16                                                                       Powers Cumulative

Any one or more of the powers or combination of the powers in this Indenture exercisable by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of the powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Warrantholders to exercise the same or any other power or powers or combination of powers then or any power or powers or combinations of powers thereafter.

5.17                                                                       Instruments in Writing

All actions that may be taken and all powers that may be exercised by the Warrantholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by Warrantholders entitled to acquire 66 2/3% of the aggregate number of Shares that can be acquired pursuant to all of the then outstanding Warrants by an instrument in writing, signed in one or more counterparts by Warrantholders in person or by attorney duly appointed in writing and the expression “resolution” or “Extraordinary Resolution” respectively when used in this Indenture shall include an instrument so signed.

ARTICLE 6
SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES

6.1                                                                              Provision for Supplemental Indenture for Certain Purposes

From time to time the Company and the Warrant Agent may, subject to the provisions of this Indenture and the obtaining of the prior written consent of the Exchange, and shall, when so directed by this Indenture, execute and deliver by their proper officers or directors, as the case may be, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)                                adding hereto such additional covenants and enforcement provisions as in the opinion of counsel are necessary or advisable and are not in the opinion of the Warrant Agent, based on the advice of counsel, prejudicial to the interest of the Warrantholders as a group;

(b)                                giving effect to any Extraordinary Resolution passed as provided in Article 5;

(c)                                 making any modification in the form of Warrant Certificate which, in the opinion of the Warrant Agent, based on the advice of counsel, does not affect the substance thereof;

(d)                                making any additions to, deletions from or alterations of the provisions of this Indenture which, in the opinion of the Warrant Agent based on the advice of counsel, do not materially and adversely affect the interests of the Warrantholders and are necessary or advisable in order to incorporate, reflect or comply with any Applicable Legislation;

(e)                                 for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that in the opinion of the Warrant Agent, based on the advice of counsel, the rights of the Warrant Agent or of the Warrantholders, as a group, are in no way prejudiced thereby;

(f)                                  evidencing the succession of successor companies to the Company and the assumption by any successor of the covenants of and obligations assumed by such successor companies; and

(g)                                 setting forth any adjustments resulting from the application of the provisions of Article 3 hereof.

6.2                                                                              Successor Companies

Subject to Section 3.9, nothing in this Indenture shall prevent any consolidation, reorganization, amalgamation, arrangement or merger of the Company with or into any other body corporate, bodies corporate, or person, or a conveyance or transfer of all or substantially all the property and assets of the Company as an entirety to any body corporate or person lawfully entitled to acquire and operate the same; provided, however, that the body corporate formed by such consolidation, amalgamation or arrangement or into which such merger shall have been made or the person which acquires by conveyance or transfer all or substantially all the property and assets of the Company as an entirety shall execute and deliver to the Warrant Agent before or contemporaneously with such consolidation, reorganization, amalgamation, arrangement, merger, conveyance or transfer and as a condition precedent thereto, an agreement supplemental hereto wherein the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company shall be assumed by such successor body corporate or person. The Warrant Agent shall be entitled to receive and shall be fully protected in relying upon an opinion of counsel that any such consolidation, reorganization, amalgamation, arrangement, merger, conveyance or transfer and any supplemental agreement executed in connection therewith, complies with the provisions of this section.

6.3                                                                              Successor Body Corporate Substituted

Subject to Section 3.9, in case the Company, pursuant to Section 6.2 hereof, shall be consolidated, amalgamated, reorganized, arranged or merged with or into any other body corporate or bodies corporate or person or shall convey or transfer all or substantially all of the property and assets of the Company as an entirety to another body corporate or person, the successor body corporate or person formed by such consolidation, reorganization, arrangement or amalgamation or into which the Company shall have been merged or which shall have received a conveyance or transfer as aforesaid shall succeed to and be substituted for the Company hereunder with the same effect as nearly as may be possible as if it had been named herein as the party of the first part. Such changes may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation, reorganization, arrangement, merger, conveyance or transfer.

ARTICLE 7
CONCERNING THE WARRANT AGENT

7.1                                                                              Rights and Duties of Warrant Agent

(1)                                No trust is intended to be, or is or will be, created hereby and the Warrant Agent shall owe no duties hereunder as a trustee.

(2)                                In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Warrant Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances.

(3)                                No provision of this Indenture will be construed to relieve the Warrant Agent from liability for its own gross negligence or fraud.

(4)                                The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the

Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and hold harmless the Warrant Agent against the costs, charges and expenses and liabilities to be incurred thereto and any loss and damage it may suffer by reason thereof.

(5)                                No provision of this Indenture shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

(6)                                The Warrant Agent may, before commencing or at any time during the continuance of such act, action or proceeding require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrant Certificates the Warrant Agent shall issue receipts.

7.2                                                                              Evidence, Experts and Advisors

(1)                                In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Company will furnish to the Warrant Agent such additional evidence of compliance with any provision hereof and in such form as is prescribed by Applicable Legislation or as the Warrant Agent reasonably requires by written notice to the Company.

(2)                                In the exercise of any right or duty hereunder the Warrant Agent, if it is acting in good faith, may rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Warrant Agent pursuant to a provision hereof or Applicable Legislation or pursuant to a request of the Warrant Agent.

(3)                                Whenever Applicable Legislation requires that evidence referred to in subsection (1) be in the form of a statutory declaration, the Warrant Agent may accept the statutory declaration in lieu of a certificate of the Company required by any provision hereof.

(4)                                Any statutory declaration may be made by one or more officers or Directors of the Company.

(5)                                Proof of the execution of an instrument in writing by a Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing the instrument acknowledged to him the execution thereof, or by an affidavit of a witness to the execution, or in any other manner that the Warrant Agent considers adequate.

(6)                                The Warrant Agent may employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it reasonably requires for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them payable by the Company in accordance with Section 4.3, without taxation of costs of any counsel and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Warrant Agent.  The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion, advice or information from any outside counsel, accountant or other expert retained by the Company or by the Warrant Agent, relating to any matter arising in the administration of this Indenture.

(7)                                The Warrant Agent may as a condition precedent to any action to be taken by it under this Indenture require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

7.3                                                                              Documents, Moneys, etc. Held by Warrant Agent

(1)                                Any security, document of title or other instrument that may be at any time held by the Warrant Agent subject to the terms hereof may be placed in the deposit vaults of the Warrant Agent or of any Canadian chartered bank or deposited for safekeeping with such bank.

(2)                                Unless herein otherwise expressly provided, any money held pending the application or withdrawal thereof under any provision of this Indenture may be deposited in the name of the Warrant Agent in any Canadian chartered bank at the rate of interest (if any) then current on similar deposits or:

(a)                                deposited in the deposit department of the Warrant Agent or of any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof, or

(b)                                upon the written direction of the Company may be invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of any Canadian chartered bank or loan or trust company.

(3)                                Unless the Company is in default hereunder, all interest or other income received by the Warrant Agent in respect of deposits and investments will belong to the Company.

7.4                                                                              Action by Warrant Agent to Protect Interests

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve or protect its interests and the interests of the Warrantholders.

7.5                                                                              Warrant Agent not Required to give Security

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the terms and powers of this Indenture or otherwise in respect of the premises.

7.6                                                                              Protection of Warrant Agent

By way of supplement to the provisions of any law for the time being relating to the Warrant Agent, it is expressly declared and agreed that:

(a)                                the Warrant Agent shall not be liable for or by reason of any representations, statements of fact or recitals in this Indenture (except the representation contained in Section 7.8 and by virtue of the countersignature of the Warrant Agent on the Warrant Certificates) or required to verify the same, but all such representations, statements or recitals are and shall be deemed to be made by the Company;

(b)                                the Warrant Agent shall not be obligated to see or to require evidence of registration (a filing or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)                                 the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

(d)                                the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any obligation herein contained or of any acts of the directors, officers, employees or agents of the Company;

(e)                                 in addition to and without limiting any other protection of the Warrant Agent hereunder or otherwise at law, the Company shall indemnify and hold harmless the Warrant Agent and its agents, employees, directors and officers and all of their respective representatives, heirs, successors and assigns from and against any and all liabilities, losses, costs (including any and all reasonable legal fees and disbursements), claims, actions or demands whatsoever which may be brought against the Warrant Agent or which it may suffer or incur in connection with or arising out of the performance of its duties and obligations under this Indenture, save only in the event of the gross negligence, wilful misconduct or fraud of the Warrant Agent. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation of the Warrant Agent;

(f)                                  the Warrant Agent shall not be bound to give any notice or to do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof nor shall the Warrant Agent be required to take notice of any default of the Company hereunder unless and until notified in writing of the default (which notice must specify the nature of the default) and, in the absence of that notice, the Warrant Agent may for all purposes hereunder conclusively assume that no default by the Company hereunder has occurred. The giving of any notice shall in no way limit the discretion of the Warrant Agent hereunder as to whether any action is required to be taken in respect of any default hereunder;

(g)                                 the Warrant Agent is not at any time under any duty or responsibility to a Warrantholder to determine whether any facts exist which require any adjustment contemplated by Section 3.6 or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(h)                                the Warrant Agent is not accountable with respect to the validity or value (or the kind or amount) of any Shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

(i)                                    the Warrant Agent is not responsible for any failure of the Company to make any cash payment or any failure of the Company to issue, transfer or deliver Shares or certificates for the same upon the exercise and surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Section 7;

(j)                                   the Warrant Agent is entitled to act and rely on any adjustment, calculation or certificate of the Company, without verification or liability;

(k)                                the Warrant Agent shall incur no liability and shall be fully protected in acting and relying upon any written notice, direction, instruction, request, waiver, consent, receipt or other paper or document furnished to it and signed by the parties thereto, not only as to its due execution and validity and the effectiveness of its provision but also to the truth and accuracy of any information therein contained which it in good faith believes to be genuine; and

(l)                                    the Warrant Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Indenture, unless received by it in writing, and signed by the parties hereto and, if its duties are herein affected, unless it shall have given prior written consent thereto.

7.7                                                                              Replacement of Warrant Agent

(1)                                The Warrant Agent may resign its agency and be discharged from all further duties and liabilities hereunder, except as otherwise provided in this Indenture, by giving to the Company and the Warrantholders not less than 45 days’ notice in writing or, if a new Warrant Agent has been appointed, such shorter notice as the Company accepts as sufficient.

(2)                                The Warrantholders by Extraordinary Resolution may at any time remove the Warrant Agent and appoint a new Warrant Agent.

(3)                                If the Warrant Agent so resigns or is so removed or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, the Company will forthwith appoint a new Warrant Agent unless a new Warrant Agent has already been appointed by the Warrantholders.

(4)                                Failing appointment by the Company, the retiring Warrant Agent or any Warrantholder may apply to the British Columbia Supreme Court for the appointment of a new Warrant Agent.

(5)                                Any new Warrant Agent so appointed by the Company or by the Court will be subject to removal by Extraordinary Resolution of the Warrantholders.

(6)                                Any new Warrant Agent appointed under any provision of this section must be a corporation authorized to carry on the business of a trust company in the Qualifying Jurisdictions in Canada.

(7)                                On any appointment, the new Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed, but there will be immediately executed, at the expense of the Company, all such conveyances or other instruments as, in the opinion of counsel, are necessary or advisable for the purpose of assuring the powers, rights, duties and responsibilities to the new Warrant Agent.

(8)                                On the appointment of a new Warrant Agent, the Company will promptly give notice thereof to the Warrantholders.

(9)                                A corporation into or with which the Warrant Agent is merged or consolidated or amalgamated, or a corporation succeeding to the business of the Warrant Agent, will be the successor to the Warrant Agent hereunder without any further act on its part or on the part of any party hereto if the corporation would be eligible for appointment as a new Warrant Agent under subsection (6).

(10)                         A Warrant Certificate certified but not delivered by a predecessor Warrant Agent may be delivered by the new or successor Warrant Agent in the name of the predecessor Warrant Agent or successor Warrant Agent.

7.8                                                                              Conflict of Interest

(1)                                The Warrant Agent represents to the Company that at the time of the execution and delivery hereof no material conflict of interest exists between its role as a fiduciary hereunder and its role in any other capacity and if a material conflict of interest arises hereafter it will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate the conflict of interest or resign its agency hereunder.

(2)                                Subject to subsection (1), the Warrant Agent in its personal or any other capacity may buy, lend upon and deal in securities of the Company and generally may contract and enter into financial transactions with the Company or any subsidiary of the Company without being liable to account for any profit made thereby.

7.9                                                                              Acceptance of Appointment

The Warrant Agent hereby accepts the agency in this Indenture declared and provided for and agrees to perform them on the terms and conditions herein set forth and agrees to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants from time to time issued pursuant to this Indenture.

7.10                                                                       Accounts

(1)                                The Company hereby represents to the Warrant Agent that any account to be opened by, or interest to held by, the Warrant Agent in connection with this Indenture, for or to the credit of the Company, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Company agrees to complete and execute forthwith a declaration in the form prescribed by the Warrant Agent as to the particulars of such third party.

(2)                                The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Company, provided (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

ARTICLE 8
GENERAL

8.1                                                                              Satisfaction and Discharge of Indenture

This Indenture shall expire and terminate on the earlier of:

(a)                                 the date by which there has been delivered to the Warrant Agent for exercise or destruction all Warrant Certificates theretofore countersigned hereunder, or

(b)                                 the 61st day following the Warrant Expiry Date,

and if all Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder, this Indenture will cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Company and on delivery to the Warrant Agent of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and on payment to the Warrant Agent of the fees and other remuneration payable to the Warrant Agent, will execute proper instruments acknowledging satisfaction of and discharging this Indenture.

8.2                                                                              Sole Benefit of Parties and Warrantholders

Nothing in this Indenture expressed or implied will give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein contained, all covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

8.3                                                                              Discretion of Directors

Any matter to be determined by the Directors will be determined by the Directors in their sole discretion and a determination so made, absent manifest error, will be conclusive.

8.4                                                                              Privacy

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other party to contravene, applicable Privacy Laws. The Company shall, before transferring or causing to be transferred personal information to the Warrant Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Warrant Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Warrant Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Company or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

8.5                                                                              Counterparts and Formal Date

This Indenture may be executed in several counterparts, each of which when so executed will be deemed to be an original, and the counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to bear the date set out at the top of the first page of this Indenture.

IN WITNESS WHEREOF the parties hereto have executed this indenture as of the date first written above.

TERRANE METALS CORP.

By:	/s/ Rob Pease
Name: Rob Pease
Title: President and CEO

PACIFIC CORPORATE TRUST COMPANY

By:	/s/ Jeff Lunshof
Name: Jeff Lunshof
Title: Client Services

By:	/s/ Sandy Hunter
Name: Sandy Hunter
Title: Client Services

SCHEDULE “A” TO INDENTURE

FORM OF WARRANT CERTIFICATE

C0000000230 | M

104598

SHARE PURCHASE WARRANTS TO PURCHASE COMMON SHARES OF

TERRANE METALS CORP.

A BRITISH COLUMBIA COMPANY

Number
00000000

Warrants
*****0*********
******0********
*******0*******
********0******

THIS CERTIFIES THAT
FOR VALUE RECEIVED

SPECIMEN

ISIN CA 88103A1167

SEE REVERSE FOR CERTAIN DEFINITIONS

is the registered holder of

0

SAMPLE

SHARE PURCHASE WARRANTS

THIS IS TO CERTIFY THAT, for value received, the holder of this warrant, is entitled to purchase non-assessable common shares of Terrane Metals Corp. (hereinafter called the "Company") as such shares were constituted on June 21st, 2007 at any time up to 4:30 p.m. local time at the City of Vancouver, Province of British Columbia, on June 21st, 2012 at and for a price of $0.85 per share of lawful money of Canada, upon and subject to the terms and conditions attached hereto.

This warrant may be transferred by the holder, subject to compliance with applicable securities laws. This warrant and the common shares to be issued upon its exercise have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state of the United States. This warrant may not be exercised by or on behalf of a person in the United States or a U.S. person, directly or indirectly, or in the United States, unless (i) the warrants and the underlying common shares have been registered under the U.S. Securities Act and the applicable laws of any such state, or, (ii) an exemption from such registration requirements is available. "United States" and "U.S. person" are as defined in Regulation S under the U.S. Securities Act.

This warrant may be exercised only at the offices of Computershare Trust Company of Canada at 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, V6C 3B9.

Dated: Sep 23 2010

VOID

President   Secretary

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY OF CANADA
(VANCOUVER)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

VOID

The shares represented by this certificate are transferable at the offices of
Computershare Trust Company of Canada in Vancouver, BC

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

SUBSCRIPTION FORM

TO: TERRANE METALS CORP.

The undersigned, holder of this Warrant, subscribes for ____________________ Shares according to the conditions hereof and herewith makes payment of the purchase price in full for this number of Shares.

The undersigned hereby directs that the Shares hereby subscribed for be issued and delivered as follows:

Name(s) in Full	Addresses	Number of Shares
____________________	____________________	____________________
____________________	____________________	____________________

Please print full names in which share certificates are to be issued, stating whether Mr., Mrs., Miss or Ms. If any of the shares are to be issued to a person or persons other than the holder, the holder must pay to the Company all requisite transfer taxes and/or fees and must have their signature guaranteed by a **Canadian chartered bank or eligible guarantor institution with membership in an approved signature guarantee medallion program.**

The undersigned represents, warrants and certifies that it: (CHECK ONE ONLY)

A.(1) is not in the United States; (2) is not a U.S. Person and is not exercising the Warrant for, or on behalf or benefit of, a U.S. Person or person in the United States; (3) did not execute or deliver this Subscription Form in the United States; and (4) acknowledges that the Company shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1993 (the "1933 Act"), or pursuant to an available exemption from registration under the 1993 Act.

B.the undersigned (i) purchased the Warrant directly from the Company pursuant to a written subscription agreement for the purchase of Units, (ii) is exercising the Warrant solely for its own account and not on behalf of any other person; and (iii) was an "accredited investor", as that term is defined in Regulation D under the 1933 Act, both on the date the Warrant was purchased from the Company and on the date of exercise of the Warrant.

C.the undersigned is delivering a written opinion of United States counsel or a written confirmation from the Company to the effect that the Shares to be delivered upon exercise hereof have been registered under the 1933 Act or are exempt from registration thereunder.

The undersigned holder understands that unless Box A above is checked, the certificates representing the shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

DATED: ____________________________, 200_____

______________________________ ______________________________

Witness Signature

Please print below your name and address in full.

______________________________ ______________________________

Mr. / Mrs. / Miss / Ms. Address

____

TERMS AND CONDITIONS

This Warrant is issued subject to the terms and conditions for the time being governing the holding and transferability of the Warrants under the Indenture. A copy of the terms and conditions may be obtained, free of charge, at the office of Computershare Trust Company of Canada, 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, V6C 3B9.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by entireties
JT TEN	- as joint tenants with right of survivorship and not tenants in common
(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

In the case of an individual assignee, show at least one given name in full

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

PLEASE INSERT SOCIAL INSURANCE NUMBER,
SOCIAL SECURITY NUMBER, OR OTHER
IDENTIFYING NUMBER OF TRANSFEREE

S.I.N./S.S.N. ___-___-___

____

Please print or typewrite name and address (including postal code or zip code, as applicable) of transferee

____

____ Warrants

registered in the name of the undersigned on the books of the Company named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints a duly authorized officer of the transfer agent and registrar as the attorney of the undersigned to transfer the said shares on the register of transfers and books of the Company with full power of substitution hereunder.

DATED:____________________________20______ Signature:________________________________

NOTICE: The signatures of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a Canadian chartered bank or eligible guarantor institution with membership in an approved signature guarantee medallion program.

Signature Guaranteed By:

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

BQVQCB_WA_01_01

SCHEDULE “B” TO INDENTURE

Form of Letter to be Delivered by
Original U.S. Purchaser upon
Exercise of Warrants

Terrane Metals Corp.

- and -

Pacific Corporate Trust Company, as Warrant Agent

Dear Sirs/Mesdames:

We are delivering this letter in connection with the purchase of common shares (the “Shares”) of Terrane Metals Corp. (the “Company”) upon the exercise of warrants of the Company (the “Warrants”), issued under the warrant indenture dated as of June 21, 2007 between the Company and Pacific Corporate Trust Company.

We hereby confirm that:

(a)                                we are an “accredited investor” within the meaning of Rule 501 (a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”);

(b)                                we are purchasing the Shares for our own account;

(c)                                 we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Shares;

(d)                                we are not acquiring the Shares with a view to distribution thereof or with any present intention of offering or selling any of the Shares, except (a) to the Company, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, (c) within the United States in accordance with (i) Rule 144A to a person who we reasonably believe is a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale, or transfer is being made in reliance on Rule 144A, or (ii) the exemption from registration under the U.S. Securities Act provided by Rule 144 after providing a legal opinion satisfactory to the Company, or (d) pursuant to another exemption from registration after providing a legal opinion satisfactory to the Company.

(e)                                 we acknowledge that we have had access to such financial and other information as we deem necessary in connection with our decision to purchase the Shares; and

(f)                                  we acknowledge that we are not purchasing the Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast

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over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of U.S. Securities Act and that the Shares have not been and will not be registered under the U.S. Securities Act.  We further understand that any Shares acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph (d) above.

We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

(Name of Purchaser)

By:
Name:
Title:

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